UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):
November 26, 2012
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AETRIUM INCORPORATED
(Exact name of registrant as specified in its charter)

Minnesota	0-22166	41-1439182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2350 Helen Street North St. Paul, Minnesota	55109
(Address of Principal Executive Offices)	(Zip Code)

(651) 770-2000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 27, 2012, Aetrium Incorporated publicly announced, among other things, that no business was conducted at its special shareholders meeting held on November 26, 2012 due to lack of a quorum. On November 28, 2012, the company announced that a representative of American Election Services, LLC, the independent firm acting as inspector of elections for the special meeting, submitted its Final Report certifying that 10,781,451 shares of Aetrium common stock were issued and outstanding as of the record date, and holders of 4,397,327 shares were present at the meeting, representing 40.79% of the issued and outstanding common stock. The quorum requirement for the meeting was a majority of all outstanding shares of the company’s common stock. For further information, please refer to the press releases attached hereto as Exhibits 99.1 and 99.2, which are incorporated by reference herein.

The information contained in this report and the exhibits hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filings made by Aetrium Incorporated under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)      Exhibits.

Exhibit No.	Description
99.1	Press Release issued November 27, 2012
99.2	Press Release issued November 28, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETRIUM INCORPORATED

Dated: November 28, 2012	By:	/s/ Douglas L. Hemer
Douglas L. Hemer Chief Administrative Officer and Secretary

AETRIUM INCORPORATED

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing
99.1	Press Release issued November 27, 2012	Filed herewith
99.2	Press Release issued November 28, 2012	Filed herewith